UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

To

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ClearThink 1 Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

William Brock Chief Executive Officer ClearThink 1 Acquisition Corp. 150 E. Palmetto Park Road Suite 202 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A Ordinary Share and one Right to receive one-fifth (1/5) of one Class A Ordinary Share	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value US$0.0001	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-fifth (1/5) of one Class A Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333- 292967

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the information set forth in the Registration Statement on Form 8-A previously filed by ClearThink 1 Acquisition Corp. (the “Registrant”) with the Securities and Exchange Commission on February 19, 2026.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and rights of ClearThink 1 Acquisition Corp., a Cayman Islands exempted company (the “Registrant”). The description of the units (each consisting of one Class A ordinary share and one right to receive one-fifth (1/5) of one Class A ordinary share), Class A ordinary shares and rights, as set forth under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on January 26, 2026, as amended from time to time (File No. 333-292967) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2026

ClearThink 1 Acquisition Corp.

By:	/s/ William Brock
Name:	William Brock
Title:	Chief Executive Officer